                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   August 20, 2001
                                                   ---------------------------





                        SOUNDVIEW TECHNOLOGY GROUP, INC.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)





          Delaware                             000-26225                            13-3900397
------------------------------       -------------------------------      -------------------------------
(State or Other Jurisdiction                (Commission File                      (IRS Employer
      of Incorporation)                         Number)                        Identification No.)


826 BROADWAY, NEW YORK, NEW YORK                                           10003
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code            (212) 253-4400
                                                     ---------------------------



                                 NOT APPLICABLE
--------------------------------------------------------------------------------
             (Former Name or Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS.

SoundView Technology Group, Inc. and E*Trade Group, Inc. have amended the terms of their strategic alliance to eliminate its exclusivity requirements. The new agreement allows SoundView (previously Wit SoundView Group, Inc.) to distribute equity offerings to E*Trade on a non-exclusive basis, to continue to provide E*Trade with research on a non-exclusive basis and upon mutually agreed terms, and to receive trading flow in certain securities from E*Trade until January 2004. In connection with the new arrangement, E*Trade will return to SoundView
9.3 million shares of SoundView common stock and warrants to purchase an additional 3.8 million such shares.

ITEM 7.  EXHIBITS.

10.1  Relationship Agreement.

10.2  Termination Agreement and General Release.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    SOUNDVIEW TECHNOLOGY GROUP, INC.


Dated: August 29, 2001              By: /s/ Mark F. Loehr
                                       ------------------------------------
                                       Mark F. Loehr
                                       Chief Executive Officer